                                                                    EXHIBIT 99.3

                                  eMATION LTD.
                              2001 OPTION AGREEMENT
                              ---------------------

RECITALS
--------

     A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or of the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Company (or any Parent or Subsidiary).

     B. Optionee is to render valuable services to the Company (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of an option to Optionee.

     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

          NOW, THEREFORE, it is hereby agreed as follows:

          1. Grant of Option. The Company hereby grants to Optionee, as of the
             ---------------
Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

          2. Option Term. This option shall have a maximum term of ten (10)
             -----------
years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

          3. Limited Transferability. This option shall be neither transferable
             -----------------------
nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option or a Section 3(i) Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee's lifetime either as
(i) a gift to one or more family members of Optionee's Immediate Family, to a trust in which Optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by Optionee and/or one or more such family members, or (ii) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          4. Dates of Exercise. This option shall become exercisable for the
             -----------------
Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

          5. Cessation of Service. The option term specified in Paragraph 2
             --------------------
shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                    (i) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then this option shall remain exercisable until the earlier of (i) the expiration of the three (3)-month period measured from
     -------
     the date of such cessation of Service or (ii) the Expiration Date.

                    (ii) Should Optionee die while holding this option, then Optionee's Beneficiary shall have the right to exercise this option until the earlier of (A) the expiration of the twelve (12)-month period measured
         -------
     from the date of Optionee's death or (B) the Expiration Date.

                    (iii) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then this option shall remain exercisable until the earlier of (i) the expiration of the twelve
     (12)-month period measured from the date of such cessation of Service or
     (ii) the Expiration Date.

                    (iv) During the applicable post-Service exercise period, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable on the date of Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding to the extent this option is not otherwise at that time exercisable for vested shares.

                    (v) Should Optionee's Service be terminated for Misconduct or should Optionee engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to be outstanding.

          6. Special Acceleration of Option.
             ------------------------------

               (a) In the event of a Change in Control, this option, to the extent outstanding at that time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested Ordinary Shares. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Change in Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control or (ii) this option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same option exercise schedule set forth in the Grant Notice.

               (b) Immediately following the consummation of the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control.

               (c) If this option is assumed in connection with a Change in Control, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

               (d) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7. Adjustment in Option Shares. Should any change be made to the
             ---------------------------
Ordinary Shares by reason of any share split, share dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Ordinary Shares as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          8. Shareholder Rights. The holder of this option shall not have any
             ------------------
shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares, subject to the provisions of Sections 9(d) and 15A below in the case of exercise of a 102 Option.

          9. Manner of Exercising Option. In order to exercise this option with
             ---------------------------
respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                    (i) Execute and deliver to the Company a Notice of Exercise for the Option Shares for which the option is exercised.

                    (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                         (A) cash or check made payable to the Company;

                         (B) Ordinary Shares held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date.

                             (C) where allowable in accordance with local law,
             through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (I) to a Company-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (II) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                Except to the extent the sale and remittance procedure is
             utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Company in connection with the option exercise.

                      (iii) Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                      (iv) Make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all income and employment tax withholding requirements applicable to the option exercise.

                (b) As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

                (c) In no event may this option be exercised for any fractional shares.

                (d) In the event of exercise of a 102 Option, the Company will notify the Trustee of any exercise of Options as set forth in the Notice of Exercise. If such notification is delivered during the Required Holding Period, the Shares issued upon the exercise of the Options shall be issued in the name of the Trustee, and held in trust on the Optionee's behalf by the Trustee. In the event that such notification is delivered after the end of the Required Holding Period, the Shares issued upon the exercise of the Options shall, at the election of the Optionee, either (i) be issued in the name of the Trustee, or
(ii) be transferred to the Optionee directly, provided that the Optionee first complies with the provisions below regarding taxation. In the event that the Optionee elects to have the Shares transferred to the Optionee without selling such Shares, the Optionee shall become liable to pay taxes immediately at the rate prescribed by law.

             10. Compliance with Laws and Regulations.
                 ------------------------------------

                (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any share exchange on which the Ordinary Shares may be listed for trading at the time of such exercise and issuance.

                (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Ordinary Shares pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Ordinary Shares as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

          11. Successors and Assigns. Except to the extent otherwise provided in
              ----------------------
Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee and Optionee's assigns and Beneficiaries.

          12. Notices. Any notice required to be given or delivered to the
              -------
Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the mail, postage prepaid and properly addressed to the party to be notified.

          13. Construction. This Agreement and the option evidenced hereby are
              ------------
made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

          14. Governing Law. The interpretation, performance and enforcement of
              -------------
this Agreement shall be governed by the laws of the State of Israel.

          15. Additional Terms Applicable to an Incentive Option. In the event
              --------------------------------------------------
this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

                     (i) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

                     (ii) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Ordinary Shares for which such installment first becomes exercisable hereunder would, when added to the aggregate value

      (determined as of the respective date or dates of grant) of the Ordinary Shares or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand United States Dollars (US$100,000) in the aggregate. Should such One Hundred Thousand United States Dollar (US$100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

               (iii) Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Ordinary Shares for which this option first becomes exercisable in the calendar year in which the Change in Control occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Ordinary Shares or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand United States Dollars (US$100,000) in the aggregate. Should the applicable One Hundred Thousand United States Dollar (US$100,000) limitation be exceeded in the calendar year of such Change in Control, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

               (iv) Should Optionee hold, in addition to this option, one or more other options to purchase Ordinary Shares which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

         15A. Additional Terms Applicable to a 102 Option.
              -------------------------------------------

               (i) The Options will be registered in the Company's records in the name of the Trustee as required by the Section 102 of the Ordinance or a Ruling, if any. Optionee shall comply with the terms and conditions of
      Section 102, the Rules, the Ruling, if any, and the Trust Agreement entered into between the Company and the Trustee.

               (ii) The Trustee will hold the Options or the Shares to be issued upon exercise of the Options for the required holding period, as determined by the Income Tax Authorities and as set forth in Section 102 or in a Ruling, if any (the "Required Holding Period").

               (iii) The Optionee hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and executed in relation to the Plan, or any Option or Share granted or issued to him thereunder.

                    (iv) The Optionee hereby confirms, as required by Section 102 of the Ordinance or by the Ruling, if applicable, that (a) he shall not claim an exemption from Israeli tax pursuant to Sections 104 or 97 of the Ordinance, or pursuant to the Law for the Encouragement of Industry (Taxes) 5729-1969 in connection with a transfer by Optionee of an Option or acquired Shares prior to the end of the Required Holding Period, and
      (b) in the event a share dividend is declared on Shares which derive from 102 Options, such dividend shall also be subject to the provisions of the
      Section 102 of the Ordinance or the Ruling, if any, and the Required Holding Period for such dividend shares shall be measured from the commencement of the Required Holding Period for the Option from which the dividend was declared.

                    (v) Optionee acknowledges and confirms that he has waived a portion of his salary in exchange for the grant of the Options, as required by Section 102 of the Ordinance or the Ruling, if any.

                    (vi) Furthermore and for the avoidance of doubt, as long as the Shares are held by the Trustee in favor of the Optionee, all rights the last possesses over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

                    (vii) Upon the end of the Required Holding Period, the Optionee shall be entitled to (i) receive from the Trustee all Options which have vested, (ii) exercise the Options and (iii) sell the Shares thereby obtained subject to the other terms and conditions of this Agreement and the Plan, including in particular provisions relating to the payment of tax.

                    (viii) By the signature of the Optionee and the signature of the Company's representative on this Agreement, Optionee and the Company agree that the Options are granted under and governed by (a) this Option Agreement, (b) the Plan , a copy of which has been provided to Optionee or made available for his review, (c) Section 102 and the Rules promulgated in connection therewith, or the terms of a Ruling, if any, and (d) the Trust Agreement, a copy of which has been provided to Optionee or made available for his review. Furthermore, by Optionee's signature on this Agreement, Optionee hereby transfers and assigns the Options to the Trustee to hold on Optionee's behalf and pursuant to the terms of the Trust Agreement.





          16. Leave of Absence. The following provisions shall apply upon the
              ----------------
Optionee's commencement of an authorized leave of absence:

                         (i) The exercise schedule in effect under the Grant Notice shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Option Shares during the period Optionee remains on such leave.

                         (ii) Should Optionee resume active Employee status within sixty (60) days after the start date of the authorized leave, Optionee shall, for purposes of the exercise schedule set forth in the Grant Notice, receive Service credit for the entire period of such leave. If Optionee does not resume active Employee status within such sixty
     (60)-day period, then no Service credit shall be given for the period of such leave.

                         (iii) If this option is designated as an Incentive Option in the Grant Notice, then the following additional provision shall apply:

                               (A) If the leave of absence continues for more than ninety (90) days, then this option shall automatically convert to a Non-Statutory Option at the end of the three (3)-month period measured from the ninety-first (91st) day of such leave, unless Optionee's reemployment rights are guaranteed by statute or by written agreement. Following any such conversion of this option, all subsequent exercises of this option, whether effected before or after Optionee's return to active Employee status, shall result in an immediate taxable event, and the Company shall be required to collect from Optionee the income and employment withholding taxes applicable to such exercise.

                         (iv) In no event shall this option become exercisable for any additional Option Shares or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.

           17.  Market Standoff. If so requested by the Company or any
                ---------------
representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the securities laws of any jurisdiction, Optionee shall not sell or otherwise transfer any shares or other securities of the Company during the 180 day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under such securities laws. The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

           18.  Trustee. In the event that the Plan Administrator has chosen to
                -------
use a trustee to administer the Plan pursuant to Article II Section III thereof, then:

                         (i)   the Plan Administrator shall deposit the option
with such trustee who shall hold the option and any shares issued upon the exercise of the option, in trust, pursuant to the Company's instructions from time to time. The shares issued upon exercise of the option shall be released to Optionee provided that Optionee first complies with the provisions of the Plan relating to the payment of tax; and

                    (ii) Optionee hereby acknowledges that the trustee may sign an agreement with the Company whereby shares will not be transferred without deduction of taxes at source. Optionee hereby undertakes to release the trustee from any liability in respect of any action or decision duly taken and executed in relation with the Plan or any options or shares granted or issued thereunder.

           19.  Tax Consequences.
                ----------------

                    (i) THERE ARE INCOME TAX RAMIFICATIONS WITH RESPECT TO THE GRANT AND EXERCISE OF THE OPTION, AND THE DISPOSITION OF THE SHARES SUBJECT TO THE OPTION. OPTIONEE SHOULD CONSULT AN ATTORNEY OR TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE PURCHASED OPTION SHARES.

                    (ii) Any tax consequences arising from the grant or exercise of the option or from the payment for shares covered thereby or from any other event or act (whether of Optionee or of the Company or its Parent or Subsidiaries) hereunder, shall be borne solely by Optionee. Furthermore, Optionee agrees to indemnify the Company (or Parent or Subsidiary that employs Optionee) and any Trustee or trustee (if applicable), and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to Optionee. Except as otherwise required by law, the Company shall not be obligated to exercise the option on behalf of Optionee until all tax consequences arising from the exercise of the option are resolved in a manner reasonably acceptable to the Company. The Company (or its Parent or any of its Subsidiaries), the Trustee or the trustee, if applicable may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to the option granted in this Agreement and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to Optionee, and/or (ii) requiring Optionee to pay to the Company (or its Parent or any of its Subsidiaries) the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any shares.

           20.  No Employment/Service Rights. Nothing in the Plan or in this
                ----------------------------
Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause. Optionee acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing in Service at the will of the Company (or any Parent or Subsidiary), not through the act of being hired, being granted this option or acquiring shares hereunder. Optionee further acknowledges and agrees that in the event that Optionee ceases to be in Service with the Company (or any Parent or Subsidiary), the unvested portion of Optionee's option shall not vest and shall not become exercisable.

           By the signature of Optionee and the signature of the Company's representative below, Optionee and the Company understand and agree that the option is granted subject to and in accordance with the terms of the eMation Ltd. 2001 Share Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the option as set forth in the Agreement and any addenda to such Agreement. A copy of the Plan is attached hereto.


                  [Remainder of page intentionally left blank]

     In Witness Whereof, the Company has caused this Agreement to be executed by its duly authorized officer and Optionee has executed this Agreement as of the date set forth in the Notice of Grant.

eMATION LTD.                                        Optionee

By:   _____________________________                 Signature:_________________

Name:  William MacMaster
      -----------------------------
                                                    Print Name:_________________

Title: CFO
       ----------------------------

                                    EXHIBIT I

                               NOTICE OF EXERCISE

          I hereby notify eMation Ltd. (the "Company") that I elect to purchase _________ of the Company's Ordinary Shares (the "Purchased Shares") at the option exercise price of $ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Company's 2001 Share Incentive Plan on ____________________.

          Concurrently with the delivery of this Exercise Notice to the Company, I hereby pay to the Company the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Company (or other documents) evidencing the Option and I hereby deliver the additional documents required by such agreement as a condition for exercise. Alternatively, if permitted under local law, I may utilize the special broker-dealer sale and remittance procedure specified in my Agreement to effect payment of the Exercise Price.

_____________________________________
Date

                                                _______________________________
                                                Optionee

                                                Address:_______________________

                                                ________________________________
Print name in exact manner it is to appear
on the share certificate:                       ________________________________

Address to which certificate is to be sent,
if different from address above:                ________________________________

Social Security Number or Tax Payer ID:         ________________________________

Employee Number                                 ________________________________

                                    APPENDIX

          The following definitions shall be in effect under the Agreement:

          A. Agreement shall mean this Option Agreement.
             ---------

          B. Beneficiary shall mean, in the event the Plan Administrator
             -----------
implements a beneficiary designation procedure, the person designated by Optionee, pursuant to such procedure, to succeed to Optionee's rights under the option evidenced by this Agreement to the extent the option is held by Optionee at the time of death. In the absence of such designation or procedure, the Beneficiary shall be the personal representative of the estate of Optionee or the person or persons to whom the option is transferred by will or the laws of descent and distribution.

          C. Board shall mean the Company's Board of Directors.
             -----

          D. Change in Control shall mean a change in ownership or control of
             -----------------
the Company effected through any of the following transactions:

                  (a) a merger, consolidation or reorganization approved by the Company's shareholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction.

                  (b) any shareholder-approved transfer or other disposition of all or substantially all of the Company's assets, or

                  (c) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934
Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which the Board recommends such shareholders to accept.

          E. Code shall mean the Internal Revenue Code of 1986, as amended.
             ----

          F. Company shall mean eMation Ltd., a private company organized under
             -------
the laws of the State of Israel, and its successors.

          G. Employee shall mean an individual who is in the employ of the
             --------
Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          H. Exercise Date shall mean the date on which the option shall have
             -------------
been exercised in accordance with Paragraph 9 of the greement.

          I.   Exercise Price shall mean the exercise price per share as
               --------------
specified in the Grant Notice.

          J.   Expiration Date shall mean the date on which the option expires
               ---------------
as specified in the Grant Notice.

          K.   Fair Market Value per Ordinary Share on any relevant date shall
               -----------------
be determined in accordance with the following provisions:

                          (i) If the Ordinary Shares are at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per Ordinary Share on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Ordinary Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                          (ii) If the Ordinary Shares is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per Ordinary Share on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Ordinary Shares, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Ordinary Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                          (iii) At any time neither clause (i) nor clause (ii) above applies, the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

          L.   Grant Date shall mean the date of grant of the option as
               ----------
specified in the Grant Notice.

          M.   Grant Notice shall mean the Notice of Grant of Option
               ------------
accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

          N.   Immediate Family of Optionee shall mean Optionee's child,
               ----------------
stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

          O.   Incentive Option shall mean an option which satisfies the
               ----------------
requirements of Code Section 422.

          P.   Misconduct shall mean the commission of any act of fraud,
               ----------
embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any intentional wrongdoing by Optionee, whether by omission or commission, which adversely affects the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not limit the grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Company (or any Parent or Subsidiary).

          Q.   Non-Statutory Option shall mean an option not intended to satisfy
               --------------------
the requirements of Code Section 422.

          R.   Notice of Exercise shall mean the notice of exercise in the form
               ------------------
attached hereto as Exhibit I.

          S.   Option Shares shall mean the number of Ordinary Shares subject to
               -------------
the option as specified in the Grant Notice.

          T.   Optionee shall mean the person to whom the option is granted as
               --------
specified in the Grant Notice.

          U.   Ordinance shall mean the Israeli Income Tax Ordinance (New
               ---------
Version) 1961, as the same may be amended from time to time.

          V.   Ordinary Shares shall mean the Company's Ordinary Shares, nominal
               ---------------
value 0.05 New Israeli Shekels each.

          W.   Parent shall mean any corporation (other than the Company) in an
               ------
unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          X.   Permanent Disability shall mean the inability of Optionee to
               --------------------
engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

          Y.   Plan shall mean the Company's 2001 Share Incentive Plan.
               ----

          Z.   Plan Administrator shall mean either the Board or a committee of
               ------------------
the Board acting in its administrative capacity under the Plan.

          AA.  Rules shall mean the regulations in accordance with Section 102
               -----
of the Ordinance, Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5349-1989.

          BB.  Ruling shall mean any special ruling issued by the Israeli Income
               ------
Tax Authority in connection with Section 102 of the Ordinance, to permit the issuance of 102 Options, in the event of a Change in Control of the Company where the Plan is assumed by a non-Israeli successor corporation.

          CC.  Section 3(i) Option shall mean an option granted pursuant to
               -------------------
Section 3(i) of the Ordinance.

          DD.  Service shall mean Optionee's performance of services for the
               -------
Company (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

          EE.  Stock Exchange shall mean the American Stock Exchange or the New
               --------------
York Stock Exchange.

          FF.  Subsidiary shall mean any corporation (other than the Company) in
               ----------
an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          GG.  Trustee shall mean the trustee appointed as required by law in
               -------
order to qualify under Section 102 of the Ordinance or the terms of a Ruling to allow the grant of 102 Options.

          HH.  102 Option shall mean an Option granted pursuant to Section 102
               ----------
of the Ordinance or, in the event that this Plan is assumed by a non-Israeli successor corporation in a Change in Control, an Option granted under the terms of a Ruling.